Exhibit 10.36

Execution Version

WAIVER AND FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

This WAIVER AND FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of March 30, 2018 (this “Amendment”), is by and among: (i) Community Choice Financial Inc., an Ohio corporation (the “Borrower”); (ii) each of the Subsidiary Guarantors party hereto (collectively, with the Borrower, the “Loan Parties” and each, a “Loan Party”); (iii) VPC Investor Fund B II, LLC, a Delaware limited liability company and VPC Specialty Lending Investments PLC, a public limited company incorporated in England and Wales, each as Lenders (each, a “Lender” and, together, the “Lenders”); and (iv) Victory Park Management, LLC, a Delaware limited liability company, as Administrative Agent (the “Administrative Agent”).

BACKGROUND

A.          Loan Parties are party to that certain Revolving Credit Agreement, dated as of April 29, 2011 (as amended by that certain First Amendment to Revolving Credit Agreement dated as of March 27, 2015, that certain Agreement to Increase Total Commitment dated as of May 29, 2015, that certain Second Amendment to Revolving Credit Agreement dated as of October 27, 2016, that certain Third Amendment to Revolving Credit Agreement, dated as of June 30, 2017, and as may be further amended, modified, or otherwise supplemented from time to time, the “Credit Agreement”), among the Loan Parties, the Lenders party thereto, and Administrative Agent.

B.          Loan Parties have informed Administrative Agent that the Events of Default set forth on Exhibit A, attached hereto and incorporated herein by this reference, have occurred and are continuing under the Credit Agreement and other Loan Documents (the “Subject Defaults”)

C.          Loan Parties have requested that Administrative Agent and Lenders waive the Subject Defaults and amend the Credit Agreement in certain respects.

D.         Administrative Agent and Lenders are willing to waive the Subject Defaults and amend the Credit Agreement in certain respects as more specifically set forth herein, but only on the express terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors party hereto, the Lenders party hereto and the Administrative Agent hereby agree as follows:

AGREEMENT

1.    Recitals; Defined Terms:

a.    The recitals above are acknowledged and agreed to by the parties hereto and are incorporated herein by reference and made a part of this Amendment.

b.    All capitalized terms used in this Amendment (including in the preamble and recitals above) that are not defined herein, but which are defined in or by reference in the Credit Agreement, shall have the same meanings herein as therein.  All terms defined herein shall be deemed to be added to the Credit Agreement.

2.    Amendments to Credit Agreement.  In reliance upon the representations and warranties of the Loan Parties set forth in Section 7 below and subject to the conditions to effectiveness set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

a.    The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following language is substituted therefor:

“Borrowing Base” shall mean on any date of determination, the sum of (a) Non-SPV Cash,  plus (b) the product of (i) 95%, multiplied by (ii) the Principal Loan Receivables balance of the sum of all Specified Loan Receivables designated as product type, or bearing internal coding as, “Medium-Term” in Borrower’s system on and after the Fourth Amendment Effective Date, as set forth on a certificate substantially in the form of Exhibit D attached hereto.

b.    The definition of “Corporate Liquidity” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Corporate Liquidity” shall mean, on any date of determination, the difference of the aggregate amount of (a) Non-SPV Cash,  minus (b) Excluded Cash, in each case, of the Loan Parties.

c.    The definition of “Fees” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Fees” shall mean the Commitment Fee, the Additional Payment, the Draw Fees, the Third Amendment Closing Payment and the Waiver Fee.

d.    Section 1.01 of the Credit Agreement is amended to add the following new defined term:

“Fourth Amendment Effective Date” shall mean the date of satisfaction of the conditions to the effectiveness of the Waiver and Fourth Amendment to Revolving Credit Agreement.

e.    Section 1.01 of the Credit Agreement is amended to add the following new defined term:

“Ivy Loan Agreement” shall mean that certain Amended and Restated Loan and Security Agreement (as amended, modified or restated from time to time) dated as of April 25, 2017 between Ivy Funding Nine, LLC and CCFI Funding II, LLC.

f.    The definitions of “Level I Trigger Event” and “Level II Trigger Event” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety, together with all other references and related provisions thereto in the Credit Agreement.

g.    The definition of “Material Adverse Effect” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Material Adverse Effect” shall mean when the Administrative Agent, after notice thereof to the Borrower, (i) is unsatisfied with the performance of the Collateral or financial situation of the Borrower or (ii) reasonably foresees a deterioration in either the Collateral or the financial situation of the Borrower.

h.    The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Maturity Date” shall mean April 4, 2019, and, notwithstanding anything to the contrary in the Credit Agreement, the Loan Documents, or the Other Agreements, the Maturity Date shall only be extended upon the request of the Borrower and the written consent of the Administrative Agent.

i.    Section 1.01 of the Credit Agreement is amended to add the following new defined term:

“Non-SPV Cash” shall mean cash and Cash Equivalents of the Borrower and its subsidiaries, specifically excluding any cash or Cash Equivalents that constitute property of CCFI Funding II, LLC or any other Unrestricted Subsidiary.

j.     Section 1.01 of the Credit Agreement is amended to add the following new defined term:

“Specified Current Asset Coverage Ratio” shall mean, with respect to any Person for any determination time and date, the ratio of Total Specified Current Assets of such Person as of such determination time and date to the Aggregate Revolving Credit Exposure of such Person as of such determination time and date.

k.    Section 1.01 of the Credit Agreement is amended to add the following new defined term:

“Specified Loan Receivables” shall mean Loan Receivables (i) including Loan Receivables in respect of Consumer Loans of the types identified in clauses (a) through (e) of the definition of “Loan Receivables” and (ii) excluding (x) Loan Receivables that have been charged off or deemed uncollectible by the Borrower, any Loan Party or Servicer, as applicable, pursuant to the Program Guidelines and (y) Loan Receivables that serve as collateral to secure the SPV II Notes, any obligations in respect thereto or any obligations under the Ivy Loan Agreement).

l.     Section 1.01 of the Credit Agreement is amended to add the following new defined term:

“Total Specified Current Assets” shall mean, with respect to any Person, on any date of determination, the sum of (i) Non-SPV Cash, plus (ii) the Principal Loan Receivables balance of the sum of all Specified Loan Receivables, minus (iii) Excluded Cash.  For avoidance of doubt, no cash or Cash Equivalents of any Unrestricted Subsidiary (including CCFI Funding II, LLC) shall be included in the definition or calculation of Total Specified Current Assets.

m.   Section 1.01 of the Credit Agreement is amended to add the following new defined term:

“Waiver and Fourth Amendment to Revolving Credit Agreement” shall mean that certain Waiver and Fourth Amendment to Revolving Credit Agreement dated as of March 30, 2018,  by and among the Loan Parties, the Lenders and the Administrative Agent.

n.    Section 2.05(e) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof

“(e) on the Fourth Amendment Effective Date, the Borrower hereby agrees to pay to the Administrative Agent a fee of $3,000,000 in cash and immediately available funds (the “Waiver Fee”), which Waiver Fee shall be fully earned and shall not be refunded under any circumstances, provided, however, that $1,500,000 of the Waiver Fee shall be paid in immediately available funds on the Fourth Amendment Effective Date, and the remaining portion of the Waiver Fee shall be paid upon the earliest to occur of the Maturity Date and the occurrence of any Event of Default.  The Waiver Fee shall constitute Obligations, Loan Document Obligations and Revolving Credit Facility Obligations.”

o.    Section 2.05 of the Credit Agreement is hereby further amended by adding a clause (f) thereto to read as follows:

“(f)        All Fees shall be paid on the dates due, in immediately available funds, to the applicable payee.  Once paid, none of the Fees shall be refundable under any circumstances.”

p.    Section 5.04(f) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“[Reserved].”

q.    Section 6.09(d) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“(d)       Minimum Corporate Liquidity.  From and after the Fourth Amendment Effective Date, permit, for three consecutive Business Days, Corporate Liquidity determined as of the close of business on each Business Day, to be less than $13,000,000, as certified by a Financial Officer pursuant to a certificate, in the form attached to the Waiver and Fourth Amendment to Revolving Credit Agreement as Exhibit C and delivered to the Administrative Agent no later than 5:00 p.m. prevailing Eastern Time on the following Business Day following each determination thereof.”

r.     Section 6.09(e) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“(e)       Minimum Monthly Borrowing Base.  As of the last Business Day of any month, permit the Aggregate Revolving Credit Exposure of the last Business Day of such month to be greater than the Borrowing Base as of the last Business Day of such month.”

s.    Article VII of the Credit Agreement is amended by (i) deleting the “or” at the end of clause (q) thereof, (ii) adding the word “or” at the end of clause (r) thereof and (iii) adding a new clause (s) at the end thereof to read as follows:

“(s)       the occurrence of any “Event of Default” under and as defined in the Ivy Loan Agreement;”

t.     Article VII(d) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“(d)       default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement (i) contained in Section 5.01(a), 5.05, 5.08 or 5.14 or in Article VI (other than 6.09(d) and 6.09(e)), (ii) contained in Section 5.04(a), 5.04(b), 5.04(c), 5.04(e) or 6.09(e) and such default shall continue (in the case of this clause (ii) only) unremedied for a period of five days, (iii) contained in Section 6.09(d) and such default shall continue (in the case of this clause (iii) only) unremedied for a period of two days for any reason or five days due to a force majeure as certified by the Borrower to the Administrative Agent in writing or (iv) contained in Section 5.04(k) and such default shall continue (in the case of this clause (iv) only) unremedied for a period of 7 Business Days; provided, however, that so long as the Borrower is exercising commercially reasonable efforts to diligently pursue a cure of any default described in clause (ii), (iii) or (iv) above (and, for the avoidance of doubt, not described in clause (i)), the grace period applicable to such default set forth in the applicable clause above shall be extended for up to 15 additional days;”

u.    Exhibit D of the Credit Agreement is hereby deleted in its entirety and all other references thereto shall be deemed to be a reference to the certificate referenced in the definition of “Borrowing Base”.

v.    Exhibit E of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit  E attached hereto.

w.   The Administrative Agent and the Lenders hereby consent to the delivery of the items described in Section 5.04(a) and 5.04(d) that would be due on March 31, 2018 on April 2, 2018.

3.          Covenants; Agreements.  The Borrower covenants and agrees with each Lender and Holder that so long as this Amendment shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Administrative Agent shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

a.    From and after April 8, 2018, not permit, for three consecutive Business Days, the Specified Current Asset Coverage Ratio for the Borrower and the Restricted Subsidiaries, as determined as of the close of business on each Business Day, to be less than as set forth in the table immediately below opposite such applicable time period, as certified by a Financial Officer pursuant to a certificate, in the form of Exhibit C attached hereto, and delivered to the Administrative Agent, which certificate shall also include a daily report setting forth a summary of Loan Receivables (including principal amounts thereof and type of Loan Receivable) sold to CCFI Funding II, LLC on such Business Day, by no later than 5:00 p.m. prevailing Eastern Time on the third Business Day following each determination thereof:

Time Period	Specified Current Asset Coverage Ratio
Fourth Amendment Effective Date through April 30, 2018	1.60 to 1.00
May 1, 2018 through October 31, 2018	1.20 to 1.00
November 1, 2018 through Maturity Date	1.10 to 1.00

b.    From and after the Fourth Amendment Effective Date, provide weekly reports substantially in the form of Exhibit F attached hereto, of (i) the operations of the Borrower and its Subsidiaries on a consolidated basis and (ii) cash basis net revenue of the Borrower and its Subsidiaries, with such reports to be delivered to the Administrative Agent no later than three (3) Business Days following the 7th, 14th, 21st, and final date of each month.

c.    From and after April 8, 2018, provide weekly deliveries to the Administrative Agent of a data tape in respect of all Loan Receivables and all other loan receivables of the Loan Parties and of CCFI Funding II, LLC, in each case, in the format and containing such information that has previously been furnished to the Administrative Agent and which shall additionally include payment history information in respect of all such Loan Receivables, with such information to be delivered to the Administrative Agent no later than three (3) Business Days following the 7th, 14th, 21st, and final date of each month.

d.    From and after the Fourth Amendment Effective Date, provide daily reports to the Administrative Agent of all bank and deposit account balances of each Loan Party in the format and containing such information that has previously been furnished to the Administrative Agent, with such reports to be delivered to the Administrative Agent by no later than 5:00 p.m. prevailing Eastern Time on each Business Day showing such information for the immediately preceding Business Day.

e.    From and after the Fourth Amendment Effective Date, permit Adjusted EBITDA of the Borrower and its Subsidiaries for the year-to-day period ending on the last day of each month based upon the Borrower’s interim monthly financial statements to be less than eighty percent (80%) of the Borrower’s and its Subsidiaries’ projected Adjusted EBITDA based on the financial projections of the Borrower and its Subsidiaries with respect to Borrower’s 2018 fiscal year, as set forth in Exhibit B attached hereto, or 2019 fiscal year, as applicable, in each case, as certified by a Financial Officer pursuant to a certificate and delivered to the Administrative Agent no later than thirty (30) days following the last day of each month, accompanied by a report detailing, on a line-item basis, the computation of Adjusted EBITDA.  For the purposes of this Section 3(e), the term “Adjusted EBITDA” shall mean, with respect to any Person, “the net income (loss) attributable to such Person, determined in accordance with GAAP, plus interest, taxes, depreciation, amortization, non-cash compensation, fees, expenses and charges associated with the renegotiation, restructuring and extension the Credit Agreement, the Senior Secured Notes, the SPV II Notes, and the Ivy Loan Agreement (including, without limitation, the fees and expenses of Stephens Inc., Ducera Partners LLC and Weil Gotshal & Manges LLP), in each of the foregoing cases, on a consolidated basis inclusive of Unrestricted Subsidiaries and eliminating any intra-company entries; provided, any advisory or other fees of the Investors, as well as any other one-time or nonrecurring expenses, shall only be added if approved by the Administrative Agent in its sole discretion; and provided further that with respect to the retail insurance business joint venture, MD-JV LLC, the income/loss shall be on a cash basis.

f.    From the Fourth Amendment Effective Date and continuing through May 30, 2018, use commercially reasonable efforts to negotiate a modification of the Senior Secured Notes (the “Notes Restructuring”) on terms reasonably satisfactory to the Administrative Agent and the Borrower.

g.   On or before April 15, 2018, deliver a proposal to effectuate the Notes Restructuring to holders of at least 30% of the Senior Secured 2019 notes and to holders of at least 30% of the Senior Secured 2020 Notes.

h.    From and after the Fourth Amendment Effective Date, provide to the Administrative Agent periodic and regular updates of discussions and progress in respect of the Notes Restructuring, including at least weekly telephonic updates.

i.     Notwithstanding anything to the contrary in the Credit Agreement, from and after the Fourth Amendment Effective Date and until an extension of the maturity of the Senior Secured Notes to a date reasonably acceptable to the Administrative Agent shall have occurred, become legally binding and fully enforceable, no Loan party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, (i) make any voluntary prepayment of principal, interest or fees in respect of any Indebtedness or (ii) incur any additional Indebtedness, in each of the foregoing cases, without the prior written consent of the Administrative Agent in its sole discretion.

j.     Comply with all of its duties, covenants and obligations under that certain engagement letter dated March 3, 2018 by and among Imperial Capital, LLC, Katten Muchin Rosenman LLP solely in its capacity as counsel to Administrative Agent and Borrower.

k.    Borrower shall provide periodic and regular updates of discussions and progress in respect of the assignments of all Collateral-related documents and filings in favor of U.S. Bank National Association, as Collateral Agent, to Computershare Trust Company, N.A., as the successor Collateral Agent, including, without limitation, copies of all such assignments, filings and updated insurance certificates once completed.

A default in the due observance or performance by the Borrower or any Restricted Subsidiary of (i) any covenant, condition or agreement contained in this Section 3 (other than Section 3(a)) and such default shall continue (in the case of this subclause (i) only) unremedied for a period of three days, (ii) the covenant contained in Section 3(a) and such default shall continue (in the case of this subclause (ii) only) unremedied for a period of two days for any reason or five days due to a force majeure as certified by the Borrower to the Administrative Agent in writing or (iii) any other representation, warranty, covenant, condition or agreement contained in this Amendment, in each case, shall be an Event of Default under the Credit Agreement and any related Loan Document.

4.          Reaffirmation of Debts and Liens.

a.    Each Loan Party acknowledges and agrees that as of the date hereof, the aggregate outstanding principal balance of the Loan is $47,000,000.00.  The foregoing amount does not include all of the interest, fees and expenses to which Administrative Agent and Lenders are entitled to under the terms and provisions of the Loan Documents.  Each Loan Party acknowledges and agrees that the Obligations are outstanding, and that such Loan Party has no right of offset, defense (other than for payment actually made) or counterclaim with respect to such Obligations.

b.    Each Loan Party acknowledges and agrees that (i) the Credit Agreement and each of the Loan Documents, including, without limitation, the Third Amendment to Revolving  Credit Agreement dated June 30, 2017 and the Guarantees, as amended hereby, remains in full force and effect, (ii) the Loan Document Obligations under the Credit Agreement and the

Loan Documents, including, without limitation, the Guarantees, are outstanding, (iii) no Loan Party has any right of offset, defense or counterclaim with respect to such Loan Document Obligations, and (iv) except to the extent expressly set forth in this Amendment, Administrative Agent and Lenders do not waive, diminish or limit any term or condition contained in the Credit Agreement or any Loan Document, including, without limitation, the Guarantees.

c.    Each Loan Party as obligor, debtor, grantor, guarantor, pledgor, assignor or in any other similar capacity in which such Loan Party grants liens or security interests in such Loan Party’s property or otherwise acts as accommodation party or guarantor, as the case may be, hereby ratifies and reaffirms (i) all of its payment, reimbursement and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Loan Documents, including, without limitation, the Guarantees, to which such Loan Party is a party (after giving effect hereto) (ii) each such guarantee and all liabilities, indebtedness and obligations of such Loan Party under such guarantee, and (iii) any and all grants of security interests and liens by such Loan Party in the Collateral Agreement, Credit Agreement, the Guarantees and/or the other Loan Documents and each Loan Party confirms and agrees that such security interests and liens hereafter secure all of the Loan Document Obligations, including, without limitation all guarantees of the Loan Document Obligations.

d.    Each of the Loan Parties hereby consents to the execution, delivery and performance of this Amendment and acknowledges that each of the Credit Agreement, each Guarantee, and the other Loan Documents remain in full force and effect and each is hereby ratified and reaffirmed.

5.    Waiver.  Upon satisfaction of the conditions to the effectiveness of this Amendment set forth in Section 6 of this Amendment, and in reliance upon the representations and warranties of the Loan Parties in this Amendment, Administrative Agent and Lenders waive the Subject Defaults.  This is a limited waiver, one time waiver, and shall not (a) constitute a waiver of any Default or Event of Default (other than the Subject Defaults as now exist), which may have occurred prior to the Fourth Amendment Effective Date (as subsequently defined) or may be continuing on the Fourth Amendment Effective Date or a waiver of any future breach of the Credit Agreement (including, without limitation, any future breach of the covenants or provisions to which any Subject of Default relates), this Amendment or any other Loan Document, (b) constitute a waiver, limitation or postponement of the Administrative Agent’s or any Lender’s rights and remedies under the Credit Agreement, any of the Loan Documents or applicable law, other than with respect to the Subject Defaults as contemplated by this Section 5, all of which rights and remedies are hereby expressly reserved or (c) establish a custom or course of dealing or conduct between the Administrative Agent and the Lenders, on the one hand, and Borrower or any other Loan Party on the other hand.  Nothing contained herein shall be construed as a waiver of the failure of the Loan Parties to comply with the terms of the Credit Agreement and the other Loan Documents, and the Administrative Agent and the Lenders reserve their respective rights to strictly enforce any and all covenants, conditions and provisions of the Credit Agreement and the other Loan Documents and to demand strict and absolute compliance with such covenants, conditions and provisions

6.    Conditions to Effectiveness.     This Amendment shall be and become effective on the date hereof (the “Fourth Amendment Effective Date”) when all of the conditions precedent set forth in this Section 6 shall have been satisfied or waived by Administrative Agent in its sole discretion:

a.    Administrative Agent shall have received this Amendment, duly and properly authorized, executed and delivered by the Loan Parties, the Lenders and the Administrative Agent;

b.    Administrative Agent shall have received payment of $1,500,000 of the Waiver Fee in immediately available funds;

c.    Administrative Agent shall have received a certificate, certified by a Financial Officer, demonstrating the Loan Parties’ compliance, as of the Fourth Amendment Effective Date, with each of the financial covenants set forth in Section 3(a) above

d.    Administrative Agent and the Lenders shall have been reimbursed for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees of counsel to the Administrative Agent, reasonable fees of the financial advisor to the Administrative Agent and all documentation and diligence fees and expenses, all search, field audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses) incurred by the Administrative Agent and the Lenders as of the Fourth Amendment Effective Date and invoiced to the Borrower;

e.    The representations and warranties set forth in Section 7 below being true, complete and correct in all material respects (or true and correct in all respects if such representation or warranty contains any materiality qualifier, including references to “material,” “Material Adverse Effect” or dollar thresholds); and

f.     Borrower shall provide (i) evidence satisfactory to the Administrative Agent in its sole discretion that (x) both the maturity date for the SPV II Notes and the “Maturity Date” (as defined in the Ivy Loan Agreement) have been extended to at least April 1, 2019 and (y) CCFI Funding II, LLC shall have entered into an amendment of the Ivy Loan Agreement acceptable to the Administrative Agent in its sole discretion, and (ii) a certificate, certified by a Financial Officer, attesting that no events of default exist or are continuing in respect of the SPV II Notes or under the Ivy Loan Agreement, or that all existing events of default have been waived by the lenders thereunder and by the holders of the SPV II Notes.

7.          Representations and Warranties.  Each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:

a.    Such Loan Party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (ii) such Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment, the Loan Documents and all other documents, instruments and agreements executed or delivered in connection herewith or contemplated hereby (collectively, the “Other Agreements”) to which such Loan Party is a party and perform its obligations hereunder and thereunder; (iii) the execution, delivery and performance by such Loan Party of this Amendment and the Other Agreements to which it is a party have been duly authorized by all necessary action; (iv) this Amendment and the Other Agreements to which it is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability; and (v) no Loan Party is the subject of any bankruptcy, insolvency, receivership, liquidation, assignment for the benefit of creditors or similar proceeding.

b.    After giving effect to this Amendment, all of the representations and warranties made by the Loan Parties in the Credit Agreement (other than Sections 3.06 and 3.22) and/or in any other Loan Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment or true and correct in all respects if such representation or warranty contains any materiality qualifier, including references to “material,” “Material Adverse Effect” or dollar thresholds (except to the extent that such representation or warranty is made as of an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date).

c.    Such Loan Party is represented by legal counsel of its choice, is fully aware of the terms contained in this Amendment and has voluntarily and without coercion or duress of any kind, entered into this Amendment and the documents executed in connection with this Amendment.

d.    After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

8.          General Release; Indemnity; Covenant Not to Sue.  (a) From and after the Fourth Amendment Effective Date, in further consideration of the execution by Agent and each Lender of this Agreement, each Loan Party both individually and on behalf of its successors (including, without limitation, any trustees acting on behalf of such Loan Party and any debtor-in-possession with respect to such Loan Party), assigns, subsidiaries and affiliates (collectively, the “Releasors”), hereby forever releases Agent, each Holder, each Lender and their respective successors, assigns, parents, subsidiaries, affiliates, officers, employees directors, investment managers, managers, members, partners, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”) that such Releasor may have against the Releasees and (i) which arise from or relate to any actions which the Releasees may have taken or omitted to take, prior to the date this Amendment was executed, in connection with the Loan Documents and the transactions contemplated thereby and/or (ii) which arise from or relate to any assertion that the Loan Document Obligations and Indebtedness under the Credit Agreement, or in respect of any Revolving Note, do not constitute, in any respect, Revolving Credit Loans, Revolving Loans, a Revolving Credit Facility, or Revolving Credit Loans or Revolving Loans incurred pursuant to a Credit Facility.  This provision shall survive and continue in full force and effect whether or not (a) the Loan Parties shall satisfy all other provisions of this Amendment or the Loan Documents including payment in full of all Loan Document Obligations or (b) this Amendment otherwise is terminated.

(b)  From and after the Fourth Amendment Effective Date, the Borrower and each of the other Loan Parties each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower, any other Loan Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Amendment or any other document executed and/or delivered in connection herewith or therewith; provided, that neither the Borrower nor any other Loan Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower and other Loan Parties each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law.  The foregoing indemnity shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and the payment in full of the Loan Document Obligations.

(c)  From and after the Fourth Amendment Effective Date, the Borrower and each of the other Loan Parties, on behalf of itself and its successors and assigns hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Borrower or any other Loan Party pursuant to Section 8(a) hereof.  If any Borrower, any other Loan Party or any of its successors or assigns violates the foregoing covenant, the Borrower and other Loan Parties, each for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by any Releasee as a result of such violation.

9.          General Provisions.

a.    Except as otherwise expressly provided for in this Amendment or otherwise waived pursuant to Section 5 above, nothing in this Amendment shall extend to or affect in any way any of the Loan Parties’ obligations or any of the rights of the Administrative Agent and the Lenders and remedies of the Administrative Agent and the Lenders arising under the Loan Documents executed in connection therewith, and the Administrative Agent and the Lenders shall not be deemed to have waived any or all of such rights or remedies with respect to any Default or Event of Default and which upon the Loan Parties’ execution and delivery of this Amendment might otherwise exist or which might hereafter occur.  The failure of the Administrative Agent and the Lenders at any time or times hereafter to require strict performance by the Loan Parties of any of the provisions, warranties, terms and conditions contained in this Amendment or in any Loan Document shall not waive, affect or diminish any right of the Administrative Agent and the Lenders at any time or times thereafter to demand strict performance thereof; and, no rights of the Administrative Agent and the Lenders hereunder shall be deemed to have been waived by any act or knowledge of the Administrative Agent or any Lender, their agents, officers or employees, unless such waiver is contained in an instrument in writing signed by the Administrative Agent and the Lenders, as applicable, and directed to the Borrower specifying such waiver.  No waiver by the Administrative Agent or any Lender of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

b.    Each reference herein or in any Loan Document to the Administrative Agent or a Lender shall be deemed to include its successors and assigns, and each reference to Borrower or any Loan Party and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural as the context may require, and shall be deemed to include successors and permitted assigns of Borrower and such Loan Party, all of whom shall be bound by the provisions hereof or in any Loan Document.  No inferences should be made or drawn based either upon (a) earlier drafts of this Amendment or (b) the identity of the party drafting this Amendment.

c.    Any notice, demand or communication required or permitted to be given by any provision of this Amendment shall be delivered and deemed given in accordance with the notice provisions of the Credit Agreement (as amended hereby).

d.    This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter herein and there are no agreements, understandings, warranties or representations among the parties hereto with respect thereto except as set forth herein.  This Amendment will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.  Nothing in this Amendment or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Loan Documents.

e.    Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law.  If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby, will continue in full force and effect in all other jurisdictions and said remaining portions of this Amendment shall continue in full force and effect in the subject jurisdiction as if this Amendment had been executed with the invalid portions thereof deleted.  It is the intention of the parties hereto that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

f.     All headings contained in this Amendment are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Amendment.

g.    This Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.  This document will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart of this document has been executed by each of the parties hereto and a copy thereof delivered to each party under this Amendment.  A facsimile or email (in .pdf format) of any party’s signature to this Amendment shall be treated as an original signature for all purposes of this Amendment and shall be fully effective to bind such party to the terms of this Amendment.

h.    This Amendment constitutes a Loan Document.  Each Loan Party hereby acknowledges, confirms and agrees that (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Administrative Agent and Lenders by it, and each is in full force and effect as of the Fourth Amendment Effective Date, (b) the agreements and obligations of each Loan Party contained in such documents and in this Amendment constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity), and (c) the Administrative Agent and the Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law (subject to the terms of this Amendment).

i.     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

j.     EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

Community Choice Financial Inc.

By:	/s Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

SUBSIDIARY GUARANTORS:

Each of the Subsidiary Guarantors identified on Schedule 1 hereto

By:	/s Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

ADMINISTRATIVE AGENT:

Victory Park Management, LLC

By:	/s Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

LENDERS:

VPC Onshore Specialty Finance Fund II, L.P.

By:	/s Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

VPC Offshore Unleveraged Private Debt Fund, L.P.

By:	/s Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

VPC Investor Fund C, L.P.

By:	/s Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

VPC Investor Fund G-1, L.P.

By:	/s Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

VPC Specialty Lending Fund (NE), Ltd.

By:	/s Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

VPC Specialty Lending Investments Intermediate, L.P.

By:	/s Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

Schedule 1

Subsidiary Guarantors

ARH-Arizona, LLC	Checksmart Financial Company
BCCI CA, LLC	Checksmart Financial Holdings Corp.
BCCI Management Company	Checksmart Financial, LLC
Beneficial Lending Solutions of California LLC	Checksmart Money Order Services, Inc.
Beneficial Lending Solutions of Ohio LLC	Community Choice Family Insurance Agency, LLC
Beneficial Lending Solutions of Tennessee LLC	CS-Arizona, LLC
Beneficial Lending Solutions of Utah LLC	Direct Financial Solutions, LLC
Buckeye Check Cashing, Inc.	Express Payroll Advance of Ohio, Inc.
Buckeye Check Cashing II, Inc.	Fast Cash, Inc.
Buckeye Check Cashing of Alabama, LLC	First Virginia Credit Solutions, LLC
Buckeye Check Cashing of Arizona, Inc.	First Virginia Financial Services, LLC
Buckeye Check Cashing of California, LLC	Hoosier Check Cashing of Ohio, LTD
Buckeye Check Cashing of Connecticut, LLC	Insight Capital, LLC
Buckeye Check Cashing of Florida, Inc.	Lender’s Account Services LLC
Buckeye Check Cashing of Kentucky, Inc.	National Tax Lending, LLC
Buckeye Check Cashing of Michigan, Inc.	QC Financial Services of California, Inc.
Buckeye Check Cashing of Tennessee, LLC	Reliant Software, Inc.
Buckeye Check Cashing of Texas, LLC	CCCS On-Line LLC
Buckeye Check Cashing of Virginia, Inc.	CCF of Alaska LLC
Buckeye Commercial Check Cashing of Florida, LLC	CCF of Delaware LLC
Buckeye Credit Solutions, LLC	CCF of Hawaii LLC
Buckeye Lending Solutions, LLC	CCF of Idaho LLC
Buckeye Lending Solutions of Arizona, LLC	CCF of Illinois LLC
Buckeye Lending Solutions of Tennessee, LLC	CCF of Kansas LLC
Buckeye Small Loans, LLC	CCF of Louisiana LLC
Buckeye Title Loans, Inc.	CCF of Maine LLC
Buckeye Title Loans of California, LLC	CCF of Minnesota LLC
Buckeye Title Loans of Tennessee, LLC	CCF of Mississippi LLC
Buckeye Title Loans of Virginia, LLC	CCF of Missouri LLC
California Check Cashing Stores, LLC	CCF of Nevada LLC
Cash Central of Alabama, LLC	CCF of New Mexico LLC
Cash Central of Alaska, LLC	CCF of North Dakota LLC
Cash Central of California, LLC	CCF of Oklahoma LLC
Cash Central of Delaware, LLC	CCF of South Carolina LLC
Cash Central of Florida LLC	CCF of South Dakota LLC
Cash Central of Hawaii, LLC	CCF of Washington LLC
Cash Central of Idaho, LLC	CCF of Wisconsin LLC
Cash Central of Kansas, LLC	CCF of Wyoming LLC
Cash Central of Louisiana, LLC
Cash Central of Mississippi, LLC
Cash Central of Missouri, LLC
Cash Central of Nevada, LLC
Cash Central of New Mexico LLC
Cash Central of North Dakota, LLC
Cash Central of Ohio, LLC
Cash Central of Oklahoma, LLC
Cash Central of South Carolina LLC
Cash Central of South Dakota, LLC
Cash Central of Tennessee, LLC
Cash Central of Texas, LLC
Cash Central of Utah, LLC
Cash Central of Virginia LLC
Cash Central of Washington, LLC
Cash Central of Wisconsin, LLC
Cash Central of Wyoming, LLC
CCCIS, Inc.
CCCS Corporate Holdings, Inc.
CCCS Holdings, LLC

Exhibit A

Schedule of Subject Defaults

1.          Any Event of Default under Article VII(a) due to Borrower’s breach of section 3.26(ii) of the Credit Agreement;

2.          Any Default or Event of Default under Article VII(d) due to the Borrower’s breach of section 6.09(a) of the Credit Agreement relating to or that would relate to fraudulent activity summarized in calculations provided to the Administrative Agent regarding the effect of such fraudulent activity on the negative covenants contained in sections 6.09(b) and 6.09(c) of the Credit Agreement; and

3.          Any Default or Event of Default under Article VII(d) due to the Borrower’s breach of sections 6.09(b) and 6.09(c) of the Credit Agreement resulting from fraudulent activity summarized in calculations provided to the Administrative Agent regarding the effect of such fraudulent activity on the negative covenants contained in such sections.

4.          Any Default or Event of Default under Article VII(d) due to the Borrower’s breach of section 6.09(e) of the Credit Agreement as in effect immediately prior to the Fourth Amendment Effective Date.

EXHIBIT B

[FORM OF]

ADJUSTED EBITDA CERTIFICATE

This ADJUSTED EBITDA CERTIFICATE (this “Certificate”) is delivered by COMMUNITY CHOICE FINANCIAL INC., pursuant to Section 3(e) of that certain Waiver and Fourth Amendment to Revolving Credit Agreement (the “Fourth Amendment”), dated as of March [  ], 2018 by and among the Borrower, each of the other Loan Parties, the Lenders and the Administrative Agent, which Fourth Amendment amended that certain Revolving Credit Agreement, dated as of April 29, 2011 (as amended through the Third Amendment Effective Date, the “Credit Agreement”), by and among the parties thereto.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

The undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.          I am a duly elected Financial Officer of the Borrower; and

2.          Attached to this Certificate as Attachment A is a worksheet report reflecting the computation of Adjusted EBITDA (based on unaudited interim financial statements) as of the date indicated below and compliance with Section 3(e) of the Amendment.

3.          The Borrower is in compliance with Section 3(e) of the Fourth Amendment: Y/N.

[Signature Page Follows]

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

Date as of which Adjusted EBITDA is calculated: __________________

Date of submission of Certificate: __________________

ATTACHMENT A

Year-to-day Adjusted EBITDA1 (from unaudited interim financial statements)

Net Income (Loss) (consolidated current month):  ___________________

Net Income (Loss) (consolidated YTD):      _________________

Adjustments (YTD and determined on a consolidated basis)

Interest: ____________

Taxes: _____________

Depreciation and Amortization: ____________

Non-cash compensation: _____________

Applicable fees, expenses and charges2:  _________________

Administrative Agent approved expenses: ________________

Adjusted EBITDA (YTD):  ________________

Borrower’s YTD Projections:  __________

Borrower’s YTD Projections (times .80):  _____________

Compliance:  Y/N

1	Net income/(loss) measured on GAAP basis, except that net income/loss attributable to MD-JV, LLC are determined on a cash basis. All intercompany entries eliminated.
2

Must be associated with the renegotiation, restructuring and extension the Credit Agreement, the Senior Secured Notes, the SPV II Notes, and the Ivy Loan Agreement (including, without limitation, the fees and expenses of Stephens Inc., Ducera Partners LLC and Weil Gotshal & Manges LLP).

EXHIBIT C

[FORM OF]

SPECIFIED CURRENT ASSETS AND MINIMUM CORPORATE LIQUIDITY CERTIFICATE

This CERTIFICATE (this “Certificate”) is delivered by COMMUNITY CHOICE FINANCIAL INC., pursuant to:

a)    Section 3(a) of that certain Waiver and Fourth Amendment to Revolving Credit Agreement (the “Fourth Amendment”), dated as of March 30, 2018 by and among the Borrower, each of the other Loan Parties, the Lenders and the Administrative Agent, which Fourth Amendment amended that certain Revolving Credit Agreement, dated as of April 29, 2011 (as amended through the Third Amendment Effective Date, the “Credit Agreement”), by and among the parties thereto; and

a)    Section 6.09(d) of the Credit Agreement (as amended through the Fourth Amendment Effective Date).

Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

The undersigned hereby certifies to the Administrative Agent and the Lenders that:

4.          I am a duly elected Financial Officer of the Borrower;

5.          Attached to this Certificate as Attachment A is a report:

(a)         reflecting the computation of the Specified Current Asset Coverage Ratio as of the date indicated below;

(b)         setting forth a summary of Loan Receivables (including principal amounts thereof and type of Loan Receivable) sold to CCFI Funding II, LLC on the date indicated below; and

(c)         showing the Corporate Liquidity of the Borrower.

6.          The Borrower is in compliance with Section 3(a) of the Fourth Amendment:  Y/N.

7.          The Borrower is in compliance with Section 6.09(d) of the Credit Agreement (as amended through the Fourth Amendment Effective Date):  Y/N.

[Signature Page Follows]

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

Date as of which the Specified Current Asset Coverage Ratio is calculated: __________________

Date as of which Minimum Corporate Liquidity is calculated: __________________

Date of submission of Certificate: __________________

ATTACHMENT A

SECTION 6.09(d) - ATTACHMENT A - CORPORATE LIQUIDITY / MINIMUM ASSET TEST

Statement of Accounts

3/27/2018

				Tuesday	Monday	Friday
Depository Institution	Account Number	Name of Owner Entity	Type	3/27/2018	3/26/2018	3/23/2018
Republic	9572001321	Insight Capital LLC	DACA	$1,641,442.81	$1,237,281.00	$1,048,626.45
Republic	9572004123	Checksmart Financial Company	DACA	9,714,727.93	7,812,295.13	2,999,798.49
Republic	9572003487	Checksmart Financial Company	DACA	1,588,002.13	1,731,912.99	1,779,140.54
Republic	9550000031	Buckeye Titleloans of Virginia	DACA	620,269.58	620,269.58	620,269.58
Wells Fargo	4125716480	Checksmart Financial Company	DACA	7,917,533.11	9,794,882.78	10,955,306.67
Wells Fargo	4125716530	Buckeye Check Cashing of Virginia, Inc	DACA	50,000.00	50,000.00	50,000.00
Wells Fargo	4236923926	Buckeye Check Cashing of Texas, LLC	DACA	25,000.00	25,000.00	25,000.00
Wells Fargo	4125716506	First Virginia Financial Services, LLC	DACA	1,875,000.00	1,875,000.00	1,875,000.00
Wells Fargo	4121630503	Cash Central of Alabama, LLC	NON-DACA	20,000.00	20,000.00	20,000.00
Wells Fargo	4427961040	Cash Central of Louisiana, LLC	NON-DACA	25,000.00	25,000.00	25,000.00
Wells Fargo	4122412828	Cash Central of Idaho, LLC	NON-DACA	30,000.00	30,000.00	30,000.00
Wells Fargo	4172584930	CCF of Idaho, LLC	NON-DACA	30,000.00	30,000.00	30,000.00
Wells Fargo	4172584971	CCF of Maine, LLC	NON-DACA	25,000.00	25,000.00	25,000.00
Wells Fargo	4172584948	CCF of Illinois, LLC	NON-DACA	30,000.00	30,000.00	30,000.00
Wells Fargo	4172584963	CCF of Louisiana, LLC	NON-DACA	25,000.00	25,000.00	25,000.00
Wells Fargo	4243852985	CCF of Wisconsin, LLC	NON-DACA	50,000.00	50,000.00	50,000.00
Wells Fargo	4173574757	CCF of North Dakota, LLC	NON-DACA	50,000.00	50,000.00	50,000.00
Wells Fargo	4172584997	CCF of Minnesota, LLC	NON-DACA	50,000.00	50,000.00	50,000.00
Wells Fargo	4173574724	CCF of Nevada, LLC	NON-DACA	50,000.00	50,000.00	50,000.00
Wells Fargo	4243852993	CCF of Wyoming, LLC	NON-DACA	5,000.00	5,000.00	5,000.00
Wells Fargo	4243852977	CCF of Washington, LLC	NON-DACA	5,000.00	5,000.00	5,000.00
Wells Fargo	4172584955	CCF of Kansas, LLC	NON-DACA	5,000.00	5,000.00	5,000.00
Wells Fargo	4173574740	CCF of New Mexico, LLC	NON-DACA	30,000.00	30,000.00	30,000.00
Wells Fargo	4243852951	CCF of South Carolina, LLC	NON-DACA	50,000.00	50,000.00	50,000.00
Wells Fargo	4172584898	CCF of Alaska, LLC	NON-DACA	25,000.00	25,000.00	25,000.00
Wells Fargo	4283446300	Checksmart Money Order Services, Inc	NON-DACA	130,000.00	130,000.00	130,000.00
Wells Fargo	4284436110	Buckeye Lending Solutions of Tennessee	NON-DACA	25,000.00	25,000.00	25,000.00
Wells Fargo	4284436128	Buckeye Small Loans, LLC	NON-DACA	25,000.00	25,000.00	25,000.00
Wells Fargo	4574457651	Checksmart Financial Company	NON-DACA	500,000.00	500,000.00	500,000.00
Wells Fargo	4283446318	Checksmart Money Order Services, Inc	NON-DACA	7,500,033.45	7,500,033.45	7,500,033.45
Wells Fargo	4836764316	Checksmart Financial Company	NON-DACA	200,000.00	200,000.00	200,000.00
Green Bank	5501099369	Checksmart Financial Company	NON-DACA	409,795.33	603,373.60	1,068,536.62
Green Bank	5501099497	Checksmart Financial Company	NON-DACA	85,136.48	97,277.94	106,435.22
Republic	9577000883	Insight Capital LLC	NON-DACA	250,000.00	250,000.00	250,000.00
Wells Fargo	4284436144	CCFI Funding II	SPV	26,687,333.86	26,687,333.86	20,563,490.62
Republic	9574001291	CCFI Funding I	SPV	315.78	315.78	315.78

EXHIBIT D

[FORM OF]

BORROWING BASE CERTIFICATE

This BORROWING BASE CERTIFICATE (this “Certificate”) is delivered by COMMUNITY CHOICE FINANCIAL INC., pursuant to Section 5.04(e) of the Revolving Credit Agreement, dated as of April 29, 2011 (as amended through the Fourth Amendment Effective Date, and as may be further amended, modified, restated or supplemented from time to time, the “Credit Agreement”), between Community Choice Financial Inc., an Ohio corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Victory Park Management, LLC, as administrative agent (the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

For the purpose of inducing the Lenders to make available to the Borrower the credit facilities described in the Credit Agreement, pursuant to the terms of the Credit Agreement and the other Loan Documents, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

8.          I am a duly elected Financial Officer of the Borrower;

9.          Attached to this Certificate as Attachment A is:

(a)        a borrowing base report reflecting the computation of the Borrowing Base as of the date indicated below for the calendar month ending [  ]; and

(b)       an Excess Cash calculation report reflecting the calculation of Excess Cash as of the date indicated below for the calendar month ending [  ]; and

10.        Attached to this Certificate as Attachment B is a report setting forth an aging of Loan Receivables, a schedule of Loan Receivables and data tape information of Loan Receivables as of the date indicated below for the calendar month ending [  ].

[Signature Page Follows]

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

Date as of which Borrowing Base is calculated: __________________

Date as of which Excess Cash Calculation is calculated: __________________

Date of submission of Certificate: __________________

Exhibit D - Attachment A

Borrowing Base Collateral Composition & Eligibility (as of 3/5/2018)

Portfolio Summary	as of Report Date
	Total Unsecured Installment Loan Receivables Balance	$18,793,499
	Total Unsecured LOC Loan Receivables Balance	8,909,557
	Total Title Loan Receivables Balance	6,365,736
	1. Total Medium-Term Receivables Balance	34,068,792
	SPV - Installment Loan	(10,498,905)
	SPV - Line of Credit Loan	(2,349,534)
	SPV - Title Loan	(5,276,845)
	2. Less: SPV Loan Receivables	(18,125,283)
	3. Total VPC Receivables Balance	15,943,509
	4. Advance Rate – 95%	$15,146,334

Cash Summary	5. TOTAL CASH	$105,331,009
	6. LESS: Cash in CCFI Funding II (SPV Accounts)	(18,216,797)
	7. Total Cash for VPC Borrowing Base	87,114,213

	8. TOTAL ELIGIBLE COLLATERAL (Line 4 + 7)	$102,260,546

	LINE OUTSTANDING
	9. BEGINNING TOTAL LOAN BALANCE	$47,000,000.00
	10. PLUS: Advances	—
	11. LESS: Payments	—
	12. ENDING LOAN BALANCE	$47,000,000.00

	13. BORROWING BASE EXCESS/(DEFICIENCY) (Line 8 - Line 12)	$55,260,546.02
	14. BORROWING BASE COVERAGE RATIO (Line 8/ Line 12)	217.6%

EXHIBIT E

FORM OF

COMPLIANCE CERTIFICATE

Reference is made to that certain Revolving Credit Agreement, dated as of April 29, 2011, as amended by that certain Third Amendment to Revolving Credit Agreement dated as of June 30, 2017 (as amended by the Waiver and Fourth Amendment to Revolving Credit Agreement and as further modified, amended, extended, restated, amended and restated or supplemented from time to time, the “Credit Agreement”) by and among Community Choice Financial Inc., an Ohio corporation (the “Borrower”), as Borrower, the Subsidiary Guarantors party thereto, the lenders listed on the Schedule 2.01 attached thereto (each individually, a “Lender” and collectively, the “Lenders”) and Victory Park Management, LLC, as administrative agent (the “Administrative Agent”) for the Lenders and the Holders (as defined therein). This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to the Administrative Agent pursuant to the terms of Section 5.04(c) of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

Enclosed herewith is a copy of the financial statements that are required to be delivered pursuant to Section [5.04(a) for annual][5.04(b) for quarterly][5.04(e)(B)(ii) for monthly] of the Credit Agreement for the [fiscal year][fiscal quarter][calendar month] ending as of_______, 201__ (the “Computation Date”), which (i) are in accordance with the books and records of the Loan Parties, which have been maintained in such a manner as to permit the preparation of consolidated financial statements in accordance with GAAP, and (ii) are true and correct and fairly present in accordance with GAAP, the financial condition and results of operations of Borrower and its Subsidiaries as of the Computation Date and for the period covered thereby, subject solely in the case of financial statements delivered pursuant to Section 5.04(a) of the Credit Agreement, to normal year-end adjustments and absence of footnote disclosure.

In the event any conflict between the terms of this Certificate and the Credit Agreement, the Credit Agreement shall control, and any executed certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed certificate.

I, ___________, [Title of Financial Officer] of the Borrower, do hereby certify in such capacity (and not in any individual capacity), on behalf of the Loan Parties, that (i) I have not been notified by the Administrative Agent of the occurrence of any Material Adverse Effect (ii) I am not aware of the occurrence of any Default or Event of Default, (iii) the Borrower is in compliance with each covenant set forth in Article 6 of the Credit Agreement and the Borrower and Subsidiary Guarantors are in compliance with each covenant set forth in Sections 3.03, 3.04 and 3.05 of the Collateral Agreement (including that the Borrower and Subsidiary Guarantors are in compliance with the requirements therein regarding cash, including that the Borrower and the Subsidiary Guarantors have taken and are taking commercially reasonable efforts to cause the Collateral Agent to have “control” (as defined in the Uniform Commercial Code) over at least 90% of the cash and Cash Equivalents of the Borrower and the Subsidiaries (other than Excluded Cash and

Store Cash of the Borrower and the Subsidiaries) unless maintained in Securities Accounts (as defined in the Collateral Agreement) as provided in Section 3.04(c) of the Collateral Agreement), (iv) from and after the date of the last Compliance Certificate, the Borrower and the other Loan Parties have complied with the Loan Receivable Selection Policy and (v) the amounts and computations set forth on the Schedules attached hereto are true and correct in all material respects. [If an Event of Default exists, provide a description of it and the steps, if any, being taken to cure it.]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of _______, 201_.

COMMUNITY CHOICE FINANCIAL INC.

By
Name:
Title:

EXHIBIT F

CRIUS

TYLY BUDGET COMPARISON

($ actuals)

																MM/DD	MM/DD			MM/DD	MM/DD
		Budget	Actual	Act vs Budg	%	Budget	Actual	Act vs Budg	%	Budget	Actual	Act vs Budg	%	Budget	Actual	Budget	Actual	Estimated	Adjusted	Act vs Budg	Act vs Budg
MM/DD/YY		Revenue	Revenue	Variance	Variance	$ RI	$ RI	Variance	Variance	$ Collected	$ Collected	Variance	Variance	NBD%	NBD%	Net Revenue	Net Revenue	Adjustment	Net Revenue	Variance	Variance
TOTAL
RETAIL ST	Check Cashing
Checkless
PRA

ONLINE ST	TOTAL
PRA

TOTAL
RETAIL MT	Title
Installment
LOC

TOTAL
ONLINE MT	Installment
LOC

TOTAL	TOTAL

CRIUS

TYLY SUMMARY

($ actuals)

MEDIUM TERM
		Revenue MTD	LM Revenue MTD	LY Revenue MTD	$ +/- since LM MTD	% +/- since LM MTD	$ +/- since LY MTD	% +/- since LY MTD	Lates $ Balance	Lates %	Lates % Collected MTD	Defaults $ MTD	Defaults MTD %	Defaults % Collected MTD
Grand Total
Total
Retail	Installment
LoC
Title
Total
Online	Installment
LoC

SHORT TERM
		Revenue MTD	LM Revenue MTD	LY Revenue MTD	$ +/- since LM MTD	% +/- since LM MTD	$ +/- since LY MTD	% +/- since LY MTD	$ RI MTD	% RI MTD	$ Collected MTD	% Collected MTD	NBD % MTD
Grand Total

Total
Retail	Check Cashing
Checkless
PRA
Total
Online	PRA